Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(I.R.S. employer
identification no.)

333 South Hope Street, Suite 2525,
Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Rhea L Richard, Legal Department

The Bank of New York Mellon Trust Company, N.A.
333 South Hope Street, Suite 2525

Los Angeles, CA 90071
(213) 630-6476

(Name, address and telephone number of agent for service)

United Airlines Holdings, Inc
(Exact name of obligor as specified in its charter)

Delaware	36-2675207
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

233 S. Wacker Drive
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip code)

Debt Securities and

Guarantees of Debt Securities

(Title of the indenture securities)

United Airlines, Inc.

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C. 20219

United States Department of the Treasury

Federal Reserve Bank of San Francisco	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15. Not applicable.

16.   List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333- 152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, State of Florida, on the 20th day of November, 2023.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lisa Infusino
Name:	Lisa Infusino
Title:	Vice President

EXHIBIT 6

The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939

November 20, 2023

United States Securities and Exchange Commission

Washington, D.C., 20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture between United Continental Holdings, Inc., United Airlines, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lisa Infusino
Name:	Lisa Infusino
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071

At the close of business September 30, 2023, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	6,412
Interest-bearing balances	328,965
Securities:
Held-to-maturity securities	0
Available-for-sale debt securities	520
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	16,471
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures Intangible assets	856,313
Other assets	110,191
Total assets	$1,318,872

LIABILITIES
Deposits:
In domestic offices	1,063
Noninterest-bearing	1,063
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	265,839
Total liabilities	266,902
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	106,172
Not available
Retained earnings	944,799
Accumulated other comprehensive income	-1
Other equity capital components	0
Not available
Total bank equity capital	1,051,970
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,051,970
Total liabilities and equity capital	1,318,872

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty              )              CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)

Loretta A. Lundberg, Managing Director	) Directors (Trustees)

Jon M. Pocchia, Managing Director	)